EXHIBIT 99.1

Crexendo Announces Third Quarter 2023 Results

PHOENIX, AZ / ACCESSWIRE / November 9, 2023 / Crexendo, Inc. (NASDAQ: CXDO), an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter Financial highlights:

•	Total revenue increased 52% year-over-year to $13.9 million
•	GAAP net income of $1.7 million, or $0.07 per basic common share and $0.06 per diluted common share
•	Non-GAAP net income of $3.3 million, or $0.13 per basic common share and $0.12 per diluted common share

Financial Results for the Third Quarter of 2023 (in thousands, except per share data)

Consolidated total revenue for the third quarter of 2023 increased 52%, or $4.7 million, to $13.9 million compared to $9.1 million for the third quarter of 2022.

Consolidated service revenue for the third quarter of 2023 increased 68%, or $3.0 million, to $7.5 million compared to $4.5 million for the third quarter of 2022.

Consolidated software solutions revenue for the third quarter of 2023 increased 21%, or $0.8 million, to $4.7 million compared to $3.9 million for the third quarter of 2022.

Consolidated product revenue for the third quarter of 2023 increased 119%, or $0.9 million, to $1.6 million compared to $0.7 million for the third quarter of 2022.

Consolidated operating expenses for the third quarter of 2023 increased 40%, or $3.8 million, to $13.5 million compared to $9.7 million for the third quarter of 2022.

The Company reported net income of $1.7 million for the third quarter of 2023, or $0.07 per basic common share and $0.06 per diluted common share, compared to net loss of $(0.7) million, or $(0.03) loss per basic and diluted common share for the third quarter of 2022.

Non-GAAP net income of $3.3 million for the third quarter of 2023, or $0.13 per basic common share and $0.12 per diluted common share, compared to non-GAAP net income of $0.7 million or $0.03 per basic and diluted common share, for the third quarter of 2022.

EBITDA for the third quarter of 2023 of $1.2 million compared to $0.1 million for the third quarter of 2022. Adjusted EBITDA for the third quarter of 2023 of $2.1 million compared to $0.9 million for the third quarter of 2022.

Financial Results for the nine months ended September 30, 2023 (in thousands, except per share data)

Consolidated total revenue for the nine months ended September 30, 2023 increased 49%, or $12.9 million, to $39.0 million compared to $26.1 million for the nine months ended September 30, 2022.

Consolidated service revenue for the nine months ended September 30, 2023 increased 64%, or $8.5 million, to $21.9 million compared to $13.4 million for the nine months ended September 30, 2022.

Consolidated software solutions revenue for the nine months ended September 30, 2023 increased 19%, or $2.0 million, to $12.7 million compared to $10.7 million for the nine months ended September 30, 2022.

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Consolidated product revenue for the nine months ended September 30, 2023 increased 122%, or $2.4 million, to $4.3 million compared to $1.9 million for the nine months ended September 30, 2022.

Consolidated operating expenses for the nine months ended September 30, 2023 increased 41%, or $11.9 million, to $40.8 million compared to $28.9 million for the nine months ended September 30, 2022.

The Company reported net loss of $(0.4) million for the nine months ended September 30, 2023, or $(0.02) loss per basic and diluted common share, compared to net loss of $(2.8) million, or $(0.13) loss per basic and diluted common share for the nine months ended September 30, 2022.

Non-GAAP net income of $5.1 million for the nine months ended September 30, 2023, or $0.20 per basic common share and $0.18 per diluted common share, compared to non-GAAP net income of $1.6 million, or $0.07 per basic common share and $0.06 per diluted common share for the nine months ended September 30, 2022

EBITDA for the nine months ended September 30, 2023 of $0.9 million , compared to a loss of $(0.9) million for the nine months ended September 30, 2022. Adjusted EBITDA for the nine months ended September 30, 2023 of $4.1 million compared to $1.9 million for the nine months ended September 30, 2022.

Total cash and cash equivalents at September 30, 2023 was $7.7 million compared to $5.5 million at December 31, 2022.

Cash provided by operating activities for the nine months ended September 30, 2023 was $0.9 million compared to $(2.6) million used in operating activities in the nine months ended September 30, 2022. Cash provided by investing activities for the nine months ended September 30, 2023 was $3.7 million compared to $(0.2) million used in the nine months ended September 30, 2022. Cash used in financing activities for the nine months ended September 30, 2023 was $(2.3) million compared to less than $(0.1) million used in financing activities for the nine months ended September 30, 2022.

Management Commentary

“Crexendo had a very strong performance in the third quarter with 52% year-over-year revenue growth to $13.9 million, GAAP profitability, and strong positive cash flow. In addition to exceeding our internal goals for the quarter, we announced exceeding 3.5 million users on our platform, as well as new CPaaS, API, and new generative AI capabilities on our platform. We continued our effective management of costs and completed our integration plans. This was a remarkable quarter and convinces me that the moves we have made are gaining traction and making the company more effective and profitable.” said Crexendo Chief Executive Officer Jeff Korn. “I am very pleased and excited by our results and the traction we are seeing; this is a testament to the hard work and dedication by our team.”

“Our strong results continue to reinforce why we are the third largest, and fastest growing Unified communications as a service (UCaaS) platform in the industry. We work closely with our licensees to make certain the NetSapiens platform remains cutting edge and the best in the industry. We just completed our most successful User Group Meeting where we rolled out enhanced APIs, making third-party integration easier for customers. These integrations will help accommodate the needs of our customers and should also enable us to receive revenue sharing on approved software used by our licensees. We continue to see record demand and installations in our Telecommunication Services segment and expect that demand to continue. We will continue to invest in and improve our offerings and services. We will continue to work on selling larger opportunities and increasing organic sales while again starting to review accretive acquisitions which could further accelerate our growth. I am confident that our strong performance will continue, and I am very encouraged by our progress and extremely excited by our future."

Conference Call

Crexendo management will hold a conference call today, November 9, 2023, at 4:30 PM Eastern time to discuss these results.

Company CEO Jeff Korn, CFO Ron Vincent, and President and COO Doug Gaylor will host the call, followed by a question-and-answer period.

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Dial-in Numbers:

Domestic Participants: 888-506-0062

International Participants: 973-528-0011

Participant Access Code 305599

Please dial in five minutes prior to the beginning of the call at 4:30 PM Eastern time and reference the Crexendo earnings call.

A replay of the call will be available until November 16, 2023 by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 49361.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of cloud communication platform and services, video collaboration and managed IT services designed to provide enterprise-class cloud solutions to any size business.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) having had a very strong performance in the third quarter and exceeding internal goals for the quarter; (ii) continuing the effective management of costs and completing the integration plans; (iii) believing that the third quarter was a remarkable quarter and that the moves made are gaining traction and making the company more effective and profitable; (iv) being very pleased and excited by our results and the traction with the results being a testament to the hard work and dedication by the team; (v) strong results continuing to reinforce why it is the third largest, and fastest growing Unified communications as a service (UCaaS) platform in the industry; (vi) working closely with its licensees to make certain the NetSapiens platform remains cutting edge and the best in the industry; (vii) completing the most successful User Group Meeting where enhanced APIs were introduced making third-party integration easier for customers, and that the integrations should also enable revenue sharing on approved software used by our licensees; (viii) continuing to see record demand and installations in our Telecommunication Services segment with expectations that demand will continue; (ix) continuing to invest in and improve offerings and services and continuing to work on selling larger opportunities and increasing organic sales while starting to review accretive acquisitions and being confident that the strong performance will continue and being encouraged by progress and extremely excited by the future.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the company's Form 10-K for the year ended December 31, 2022, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contacts

Company Contact:

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

Investor Relations Contact:

Gateway Investor Relations

Matt Glover and Tom Colton

949-574-3860

CXDO@gateway-grp.com

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CREXENDO, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited, in thousands, except par value and share data)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$7,737	$5,475
Trade receivables, net of allowance of $110 and $131, respectively	3,873	3,297
Inventories	472	679
Equipment financing receivables, net of allowance of $52 and $0, respectively	812	635
Contract costs	1,265	841
Prepaid expenses	991	431
Other current assets	468	674
Total current assets	15,618	12,032

Contract assets, net of allowance of $34 and $0, respectively	299	318
Long-term equipment financing receivables, net of allowance of $109 and $0, respectively	1,670	1,255
Property and equipment, net	756	3,315
Operating lease right-of-use assets	1,170	1,081
Intangible assets, net	24,348	26,725
Goodwill	9,454	9,454
Contract costs, net of current portion	1,874	1,304
Other long-term assets	146	150
Total Assets	$55,335	$55,634

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$874	$1,206
Accrued expenses	5,053	4,890
Finance leases	75	95
Notes payable	452	420
Operating lease liabilities	604	363
Income tax payable	67	79
Contract liabilities	2,971	3,338
Total current liabilities	10,096	10,391

Contract liabilities, net of current portion	205	247
Finance leases, net of current portion	42	98
Notes payable, net of current portion	708	2,605
Line of credit	-	82
Operating lease liabilities, net of current portion	597	752
Total liabilities	11,648	14,175

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 26,030,104 shares issued and outstanding as of September 30, 2023 and 25,670,773 shares issued and outstanding as of December 31, 2022	26	26
Additional paid-in capital	132,003	129,192
Accumulated deficit	(88,528)	(87,946)
Accumulated other comprehensive income	186	187
Total stockholders' equity	43,687	41,459

Total Liabilities and Stockholders' Equity	$55,335	$55,634

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Service revenue	$7,517	$4,473	$21,983	$13,427
Software solutions revenue	4,691	3,875	12,729	10,741
Product revenue	1,666	760	4,323	1,944
Total revenue	13,874	9,108	39,035	26,112

Operating expenses:
Cost of service revenue	3,173	1,375	9,312	4,249
Cost of software solutions revenue	1,327	1,141	3,805	3,933
Cost of product revenue	923	453	2,643	1,142
Selling and marketing	3,502	2,732	10,924	8,087
General and administrative	3,309	2,800	10,473	8,806
Research and development	1,276	1,151	3,605	2,684
Total operating expenses	13,510	9,652	40,762	28,901

Income/(loss) from operations	364	(544)	(1,727)	(2,789)

Other income/(expense):
Interest expense	(36)	(19)	(111)	(57)
Gain on sale of property and equipment	1,459	-	1,459	-
Other income/(expense), net	(50)	(165)	37	(281)
Total other income/(expense), net	1,373	(184)	1,385	(338)

Income/(loss) before income tax	1,737	(728)	(342)	(3,127)

Income tax benefit/(provision)	(33)	32	(81)	315

Net income/(loss)	$1,704	$(696)	$(423)	$(2,812)

Earnings per common share:
Basic	$0.07	$(0.03)	$(0.02)	$(0.13)
Diluted	$0.06	$(0.03)	$(0.02)	$(0.13)

Weighted-average common shares outstanding:
Basic	25,995,507	22,620,703	25,901,686	22,439,575
Diluted	27,682,764	22,620,703	25,901,686	22,439,575

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(423)	$(2,812)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Depreciation and amortization	2,695	1,862
Share-based compensation	3,112	2,762
Non-cash operating lease amortization	(3)	(12)
Gain on sale of property and equipment	(1,459)	-
Allowance for credit losses	44	-
Changes in assets and liabilities:
Trade receivables	(584)	(1,851)
Contract assets	2	(4)
Equipment financing receivables	(770)	(425)
Inventories	207	53
Contract costs	(994)	(524)
Prepaid expenses	(560)	(638)
Income tax receivable	-	(375)
Other assets	210	65
Accounts payable and accrued expenses	(169)	(742)
Income tax payable	(12)	(24)
Contract liabilities	(409)	-
Net cash provided by/(used in) operating activities	887	(2,665)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(92)	(192)
Proceeds from the sale of property and equipment	3,792	-
Net cash provided by/(used in) investing activities	3,700	(192)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(76)	(86)
Repayments made on notes payable	(2,143)	(55)
Proceeds from notes payable	278	-
Proceeds from exercise of options	93	576
Dividend payments	(130)	(336)
Taxes paid on the net settlement of stock options and RSUs	(264)	(135)
Borrowing on a line of credit, net	(82)	-
Net cash used in financing activities	(2,324)	(36)
Effect of exchange rate changes on cash	(1)	246
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	2,262	(2,647)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	5,475	7,468
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$7,737	$4,821
Cash used during the year for:
Income taxes, net	$(91)	$(96)
Interest expense	$(111)	$(57)

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CREXENDO, INC. AND SUBSIDIARIES

Supplemental Segment Financial Data

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Cloud telecommunications services	$9,183	$5,233	$26,306	$15,371
Software solutions	4,691	3,875	12,729	10,741
Consolidated revenue	13,874	9,108	39,035	26,112

Income/(loss) from operations:
Cloud telecommunications services	73	(639)	(1,312)	(2,236)
Software solutions	291	95	(415)	(553)
Total operating income/(loss)	364	(544)	(1,727)	(2,789)
Other income/(expense), net:
Cloud telecommunications services	1,425	(17)	1,360	(52)
Software solutions	(52)	(167)	25	(286)
Total other income/(expense), net	1,373	(184)	1,385	(338)
Income/(loss) before income tax provision:
Cloud telecommunications services	1,498	(656)	48	(2,288)
Software solutions	239	(72)	(390)	(839)
Income/(loss) before income tax provision	$1,737	$(728)	$(342)	$(3,127)

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Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration, amortization of intangibles, and goodwill and long-lived asset impairment. We define EBITDA as U.S. GAAP net income/(loss) before interest expense, interest income and other expense/(income), goodwill and long-lived asset impairments, provision/(benefit) for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our November 9, 2023 earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income
(Unaudited, in thousands, except for per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
U.S. GAAP net income/(loss)	$1,704	$(696)	$(423)	$(2,812)
Share-based compensation	843	851	3,112	2,762
Acquisition related expenses	-	8	1	31
Amortization of intangible assets	793	550	2,377	1,649
Non-GAAP net income	$3,340	$713	$5,067	$1,630

Non-GAAP earnings per common share:
Basic	$0.13	$0.03	$0.20	$0.07
Diluted	$0.12	$0.03	$0.18	$0.06

Weighted-average common shares outstanding:
Basic	25,995,507	22,620,703	25,901,686	22,439,575
Diluted	27,682,764	25,285,848	27,544,993	25,491,062

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
U.S. GAAP net income/(loss)	$1,704	$(696)	$(423)	$(2,812)
Depreciation and amortization	887	623	2,695	1,862
Interest expense	36	19	111	57
Gain on the sale of property and equipment	(1,459)	-	(1,459)	-
Other, net	50	165	(37)	281
Income tax provision/(benefit)	33	(32)	81	(315)
EBITDA	1,251	79	968	(927)
Acquisition related expenses	-	8	1	31
Share-based compensation	843	851	3,112	2,762
Adjusted EBITDA	$2,094	$938	$4,081	$1,866

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